Exhibit 99.1

ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

NEWS RELEASE

Abraxas Provides Operational Update and Presentation Details
for the Upcoming IPAA Oil & Gas Investment Symposium

SAN ANTONIO (September 23, 2011) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today provided an operational update and presentation details for an upcoming conference.

Operational Update
Rocky Mountain – North Dakota / Montana
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In McKenzie County, North Dakota, the Stenehjem 27-34 1H was drilled to a total measured depth of 16,504 feet, including a 5,965 foot lateral in the middle Bakken formation, and completed with a 17-stage fracture stimulation.  The well has produced (on a restricted choke) an average of 577 barrels of oil equivalent per day during its first 74 days on production.  Abraxas owns a 79% working interest in this well.

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In various counties in North Dakota and Montana, fourteen non-operated horizontal wells, targeting the Bakken or Three Forks formation, in which Abraxas owns a working interest are currently in progress or recently placed on-line.  Ten gross (0.43 net) wells have been placed on production since June, two gross (0.37 net) wells have been fracture stimulated and are currently cleaning up, one gross (0.01 net) well is currently drilling the lateral section and one gross (0.04 net) well is waiting on a drilling rig.  Since January 2010, Abraxas has elected to participate in 19 gross (1.00 net) non-operated wells in the Bakken / Three Forks play.

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In McKenzie County, North Dakota, two gross (0.11 net) non-operated horizontal wells targeting the Mission Canyon have been drilled, completed and are currently waiting on production facilities.  Early production testing of each of these wells yielded flow rates in excess of 1,000 barrels of oil per day.

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The drilling rig that was purchased in July is continuing to undergo its refurbishment and it is currently anticipated that it will begin drilling on the first multi-well pad site in McKenzie County, North Dakota in the fourth quarter.  Financing for the rig and the refurbishment was recently secured through a loan agreement between Raven Drilling, LLC, a wholly owned subsidiary of Abraxas, and RBS Asset Finance, Inc.

Rocky Mountain - Wyoming
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In Niobrara County, Wyoming, the Prairie Falcon 3H is currently drilling the lateral at a total measured depth of 10,500 feet towards a total measured depth of 12,125 feet, including an estimated 4,500 foot lateral.  This horizontal well is targeting the Niobrara formation and will be completed with a multi-stage fracture stimulation.  In Campbell County, Wyoming, a horizontal well targeting the Turner formation is planned to be drilled in the fourth quarter, subject to availability of a drilling rig.  Abraxas owns a 100% working interest in each of these wells.

South Texas – Eagle Ford
•	Abraxas currently owns a 41% equity interest in Blue Eagle, a joint venture between Abraxas and Rock Oil Company, LLC.
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In DeWitt County, Texas, Blue Eagle’s first well, the T-Bird 1H, continues to outperform expectations and is currently producing 800 barrels of oil equivalent per day, 50% of which is condensate or natural gas liquids. The well has produced approximately 260,000 barrels of oil equivalent during its first seven months on production.  Blue Eagle owns a 100% working interest in this well.

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In DeWitt County, Texas, Blue Eagle participated in a non-operated horizontal well with its 43.9% working interest.  The Matejek Gas Unit 1 was drilled to a total measured depth of 17,865 feet, including a 3,600 foot lateral, and completed with a 14-stage fracture stimulation.  The well was placed on production in mid-August and is currently producing approximately 1,500 barrels of oil equivalent per day on a 10/64-inch choke, 45% of which is estimated to be condensate or natural gas liquids.

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In Atascosa County, Texas, the Grass Farms 1H was drilled to a total measured depth of 13,150 feet, including a 5,400 foot lateral, and completion operations are underway with nine of the planned 18-stages complete.  Blue Eagle owns a 100% working interest in this well.

•	Blue Eagle anticipates drilling two horizontal wells on its recently acquired leasehold (2,487 net acres) in McMullen County, Texas in the fourth quarter.

West Texas
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In Nolan County, Texas, the Spires 126 2H was drilled to a total measured depth of 9,000 feet, including a 2,000 foot lateral, and completed open hole and un-stimulated.  The well produced an average of 110 barrels of oil equivalent per day, 74% of which was oil or natural gas liquids during its first 55 days on production.  The Spires 126 3H is currently drilling the lateral at a total measured depth of 7,900 feet towards a total measured depth of approximately 9,000 feet, including an estimated 2,000 foot lateral.  Abraxas owns a 100% working interest in each of these wells.

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In Coke County, Texas, the Sadie #2A was drilled to a total vertical depth of 6,425 feet and is waiting on completion and the Sadie #1B was drilled to a total vertical depth of 6,325 feet and subsequently plugged as the core analysis did not warrant completion.  Both wells targeted the Canyon Sands but are located in different areas of the play.  Abraxas owns a 100% working interest in each of these wells.

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In Reeves County, Texas, Abraxas’ leasehold consists of 3,000 net acres in the emerging Wolfbone play.  Two wells directly adjacent to Abraxas’ acreage were recently completed by another operator in the play and the permit activity in the vicinity has increased considerably.

Canada - Pekisko
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In Alberta, Canada, the Twining 6-11 was drilled to a total measured depth of 8,900 feet, including a 3,025 foot lateral and the Twining 6-12 was drilled to a total measured depth of 9,140 feet, including a 3,370 foot lateral.  Both of these wells were completed in the Pekisko formation with a multi-stage acid stimulation and are awaiting completion of production facilities to commence production.  Canadian Abraxas owns a 100% working interest in each of these wells.

IPAA Presentation Details
Abraxas is scheduled to present at 10:30 a.m. Pacific Time (12:30 p.m. CT, 1:30 p.m. ET) on Monday, September 26, 2011 at the Independent Petroleum Association of America’s Oil & Gas Investment Symposium to be held September 26-28, 2011 in San Francisco.  The live audio webcast with the corresponding PowerPoint presentation will be available at http://www.investorcalendar.com/CEPage.asp?ID=165870 or on the Company’s web site, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations.  The webcast including the slide presentation will be archived on the Company’s web site for 60 days.

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675

Comments
“We’ve been busy and are quite pleased with the results to-date.  Our activity level throughout the remainder of 2011 and for many years to come should be very high.  We have a diverse portfolio of assets and drilling opportunities that enables us to be flexible when industry conditions warrant, such as the purchase of the drilling rig for our Williston Basin properties due to the shortage of equipment in the basin.  We also own 600 acres of surface in McKenzie County that will enable us to handle crew housing and all of the logistics that will accompany the rig operation which should bode well to future efficiencies,” commented Bob Watson, Abraxas’ President and CEO.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and Gulf Coast regions of the United States and in the province of Alberta, Canada.

Safe Harbor for forward-looking statements:  Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release.  Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil.  In addition, Abraxas’ future natural gas and crude oil production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control.  In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Vice President – Chief Financial Officer
Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com